Exhibit 99.1

Solar Senior Capital Ltd. Reduces Pricing and Extends Maturity of its $200 Million Credit Facility

NEW YORK, NY November 7 – Solar Senior Capital Ltd. (NASDAQ: SUNS) today announced that it has amended its $200 million senior secured revolving credit facility, provided by multiple lenders. The stated interest rate of the facility was reduced to LIBOR plus 2.00% from LIBOR plus 2.25%, and the facility will continue to have no LIBOR floor requirement. In addition, the amendment reduces certain non-usage fees. The amendment also allows for greater flexibility as well as extends the final maturity to October 2017.

“We value our strong relationship with our lenders and their continued support and confidence in Solar Senior Capital,” said Chairman and CEO of Solar Senior Capital, Michael Gross. “We are pleased with the enhanced terms of our credit facility, which strengthen our ability to optimize our portfolio of senior secured loans.”

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien, unitranche, and second lien debt instruments.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Source: Solar Senior Capital Ltd.

Solar Senior Capital Ltd.

Richard Pivirotto, 212-994-8543